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                                                                  EXHIBIT 10.21















                          GGS MANAGEMENT HOLDINGS, INC.



                             1996 STOCK OPTION PLAN

                           (As Adopted April 30, 1996)







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                          GGS MANAGEMENT HOLDINGS, INC.
                             1996 STOCK OPTION PLAN


         1.       Purpose.

                  The purpose of the Plan is to strengthen GGS Management Holdings, Inc., a Delaware corporation (the "Company"), by providing an incentive to the officers and employees of the Company and its subsidiaries to devote their abilities and industry to the success of the Company's and its subsidiaries' business enterprise. It is intended that this purpose be achieved by providing an incentive, through the grant of Options (as hereinafter defined), to officers and employees of the Company and its subsidiaries, to work towards the long-term goals of the Company.

         2.       Definitions.

                  For purposes of the Plan:

                 2.1."Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

                  2.2.     "Board" means the Board of Directors of the Company.

                  2.3.  "Change  in   Capitalization"   means  any  increase  or
reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

                2.4."Code" means the Internal Revenue Code of 1986, as amended.

                2.5.     "Company" means Newco Holding Company.

                2.6. "Company Sale" means a Company Sale (as defined in the Stockholder Agreement, dated the date hereof, among the Company, GS Capital Partners II, L.P., Goran Capital Inc. and Symons International Group, Inc. (the "Stockholder Agreement")) pursuant to Section 4 of the Stockholder Agreement.

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                  2.7  "Effective  Date" means the  Closing  Date (as defined in
Stock Purchase Agreement), the date on which the Plan is first going into effect.

                  2.8. "Eligible Individual" means any officer or employee of the Company or a Subsidiary, or any consultant or advisor who is receiving cash compensation from the Company or a Subsidiary, designated by the Board as eligible to receive Options subject to the conditions set forth herein.

                  2.9. "Fair Market Value" on any date means the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith.

                  2.10. "Initial Public Offering" means an underwritten public offering of Shares which (i) is effected pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, (ii) involves Shares and other securities convertible into, or exchangeable or exercisable for Shares, on a fully-diluted basis, representing at least 20% of all of the then issued and outstanding Shares, and (iii) generates net proceeds to the sellers in such underwritten public offering of at least $25,000,000.

                  2.11. "Option" means the right and option to acquire Shares granted pursuant to the Plan.

                  2.12. "Optionee" means a person to whom an Option has been granted under the Plan.

                  2.13. "Plan" means this Newco Holding Company 1996 Stock Option Plan.

                  2.14. "Pooling Transaction" means an acquisition of or by the Company or a Subsidiary in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

                  2.15.  "Shares" means the common stock, par value $.01 per share, of the Company.
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                 2.16. "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

                 2.17. "Vested Option" means an option to the extent it has become vested and exercisable pursuant to Section 5.4(a) hereof, notwithstanding
Section 5.4(b) hereof.

         3.       Administration.

                  3.1 The Plan shall be administered by the Board. The Board shall have the right to appoint a committee thereof to administer the Plan. No member of the Board shall be liable to any Eligible Individual, Optionee or other person having any interest in the Plan for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder.

                  3.2 Subject to the express terms and conditions set forth herein, the Board shall have the exclusive power (at any time and from time to time) to:
                     (a) determine the number of Options to be granted under the Plan and those Eligible Individuals to whom an Option shall be granted and to prescribe the terms and conditions (which need not be identical) of each such Option, including the number of Shares subject to each Option, and to make any amendment or modification to any Agreement consistent with the terms of the Plan;

                     (b) to construe and interpret the Plan and the Agreements granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, and otherwise to make the Plan fully effective. All decisions and determinations by the Board in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and all other persons having any interest therein;

                      (c) to determine the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment for purposes of the Plan;

                      (d) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

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                      (e) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

         4.       Shares Subject to the Plan.

                  4.1 The maximum number of Shares that may be made the subject of Options granted under the Plan is 111,111 (representing 10% of the Shares issued and outstanding on the Effective Date on a fully diluted basis assuming exercise of all Options granted under the Plan). Upon a Change in Capitalization, the maximum number of Shares shall be adjusted in number and kind pursuant to Section 7. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

                  4.2 Upon the granting of an Option, the number of Shares available under Section 4.1 for the granting of further Options shall be reduced by the number of Shares in respect of which the Option is denominated.

                  4.3 Whenever any outstanding Option or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option may again be the subject of Options granted hereunder.

         5.       Option Grants.

                  5.1 Grants. (a) On the Effective Date, the Company shall grant an Option to each Eligible Individual listed on Schedule A hereto to acquire all or any part of that number of Shares as is set forth next to his or her name thereon.
                    (b) At any time after the Effective Date, the Committee may, in its sole discretion, determine the Eligible Individuals to whom an Option shall be granted and prescribe the terms and conditions of each such Option consistent with the Plan.

                    (c) The terms and conditions of each Option issued hereunder shall be set forth in an Agreement.

                  5.2 Purchase Price.(a) Options Granted On the Effective Date. The price per Share at which an Optionee shall be entitled to purchase Shares

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upon the  exercise  of an  Option,  or portion  thereof,  that is granted on the
Effective Date, shall be as follows: (i) as to 50% of the Shares to be purchased, the exercise price shall be equal to $44.17 per Share, and (ii) as to the other 50% of the Shares to be purchased, the exercise price per Share shall be as follows during each of the following periods:

                          Period                Exercise Price

From the Effective Date through the date            $44.17
immediately preceding the first anniver-sary of the Effective Date

From the first anniversary of the Effec-         1.1 x $44.17
tive Date through the date immediately
preceding the second anniversary

From the second anniversary of the              (1.1)2 x $44.17
Effective Date through the date immedi-
ately preceding the third anniversary

From the third anniversary of the Effec-        (1.1)3 x $44.17
tive Date through the date immediately
preceding the fourth anniversary

From the fourth anniversary of the Ef-          (1.1)4 x $44.17
fective Date through the date immediate-ly preceding the fifth anniversary

From the fifth anniversary of the Effec-        (1.1)5 x $44.17
tive Date through the date immediately
preceding the sixth anniversary

From the sixth  anniversary of the Effective    (1.1)6 x $44.17
Date through the date  immediately
preceding the seventh anniversary

From the seventh anniversary of the             (1.1)7 x $44.17
Effective Date through the date immedi-
ately preceding the eighth anniversary

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From the eighth anniversary of the Ef-
fective Date through the date immediate-         (1.1)8 x $44.17
ly preceding the ninth anniversary

From the ninth anniversary of the Effec-         (1.1)9 x $44.17
tive Date through the date immediately
preceding the tenth anniversary


                 (b) Options Granted After the Effective Date. The price per Share at which an Optionee shall be entitled to purchase Shares upon the exercise of an Option, or portion thereof, that is granted after the Effective Date, shall be determined by the Board in its sole discretion; provided, however, that the Board shall provide that (i) 50% of the Shares to be purchased shall have an exercise price per Share of a stated amount (the "Strike Price"), and (ii) 50% of the Shares to be purchased shall have an exercise price per Share during each of the following periods as follows:

               Period                              Exercise Price

From the date of grant (the  "Grant                Strike  Price
Date") through the date day immediately
preceding the first anniversary of the
Grant Date

From the first anniversary of the Grant            1.1 x the Strike Price
Date through the date immediately pre-
ceding the second anniversary
                                                 (1.1)2 x the Strike Price
From the second anniversary of the
Grant Date through the date immediately
preceding the third anniversary

From the third  anniversary  of the Grant        (1.1)3 x the Strike Price
Date through the date immediately preceding the fourth anniversary

From the fourth  anniversary of the Grant        (1.1)4 x the Strike Price
Date through the date immediately preceding the fifth anniversary

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From the fifth  anniversary  of the Grant        (1.1)5 x the Strike Price
Date through the date immediately preceding the sixth anniversary

From the  sixth  anniversary  of the Grant        (1.1)6 x the Strike Price
Date  through  the date  immediately
preceding the fifth anniversary

From the seventh anniversary of the               (1.1)7 x the Strike Price
Grant Date through the date immediately
preceding the sixth anniversary

From the eighth  anniversary of the Grant         (1.1)8 x the Strike Price
Date through the date immediately preceding the ninth anniversary

From the ninth  anniversary  of the Grant         (1.1)9 x the Strike Price
Date through the date immediately preceding the tenth anniversary

                  5.3 Duration of Option. Options granted hereunder shall not be exercisable after the expiration of ten (10) years from the date of grant.

                  5.4 Vesting. Other than pursuant to the terms of any employment agreement entered into by the Company, subject to Sections 8 and 9 hereof, with respect to each Option granted pursuant to the Plan, such Option shall become vested and, subject to Section 5.4(b), immediately exerciseable, with respect to one-fifth of the shares subject to such Option, on each of the first, second, third, fourth and fifth anniversaries of the date of the grant of such Option, and such Option shall be exercisable, subject to Section 5.4(b), in whole or in part, at any time after and to the extent it has, become vested, but not later than the expiration of ten (10) years from the date of grant.

                  (b) Notwithstanding anything in this Plan to the contrary, no Option shall be exercisable prior to the earlier of (x) an Initial Public Offering and (y) a Company Sale.

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                  5.5  Transferability.  No Option  granted  hereunder  shall be transferable by the Optionee to whom granted other than by will or the laws of descent and distribution, and any attempted transfer of an Option by the Optionee shall be null and void and of no force and effect. An Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

                  5.6 Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash. Notwithstanding the foregoing, the Committee may establish cashless exercise procedures which provide for the exercise of an Option and sale of the underlying Shares by a designated broker and delivery of the Shares by the Company to such broker. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares. After exercise of an Option, Optionee shall execute and become a party to the Stockholder Agreement, effective as of the date of such execution.

                  5.7 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee, (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, and (iv) the Optionee shall have executed the Stockholder Agreement. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

                  5.8 Forfeiture. Except as otherwise determined by the Board, an Optionee shall forfeit all of his or her rights (a) with respect to any Options granted to him or her under the Plan that are not Vested Options, upon the termination of his or her employment with the Company for any reason whatsoever and (b) with respect to any Options granted to him or her under the Plan (whether or not Vested Options), upon the termination of his or her

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employment with the Company for cause.  The Board shall have absolute and complete discretion to determine when an Optionee's employment with the Company has been terminated.

         6. Transferability of Shares. Subject to Section 13, Shares received upon the exercise of an Option shall not be transferable by an Optionee (or his or her beneficiary) except as permitted by and pursuant to the terms of the Stockholder Agreement.

         7.       Adjustment Upon Changes in Capitalization.

                 (a) In the event of a Change in Capitalization, the Board shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number and class of Shares with respect to which Options may be granted under the Plan and (ii) the number and class of Shares which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable.

                 (b) If, by reason of a Change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares subject to the Option prior to such Change in Capitalization.

         8. Effect of Certain Transactions. In the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company in which the Company is not the surviving corporation (a "Transaction"), all Options shall terminate; provided, however, that each Optionee shall be entitled, upon the occurrence of a Transaction, to receive in respect of each Share subject to any Vested Options such consideration as is provided for in the agreements relating to the Transaction.

         9. Pooling Transactions. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Pooling Transaction the Board may take such actions which are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (i) deferring the vesting, exercise, payment, settlement or lapsing of restrictions with respect to any Option, (ii) providing that the payment or settlement in respect of any Option be made in the form of cash, Shares or securities of a successor or acquiror of the Company, or a combination of the foregoing and (iii) providing for the extension of the term of any Option to the extent necessary to accommodate the foregoing.

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         10.  Termination and Amendment of the Plan. The Plan shall terminate on the tenth anniversary of the Effective Date and no Options may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that no such amendment, modification, suspension or termination shall impair or adversely alter any Options theretofore granted under the Plan, except with the consent of the Optionee, nor shall any amendment, modification, suspension or termination deprive any Optionee of any Shares which he or she may have acquired through or as a result of the Plan.

         11. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

         12.      Limitation of Liability.

                  As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                  (i) give any person any right to be granted an Option other than at the sole discretion of the Board;

                  (ii) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

                  (iii) limit in any way the right of the Company to terminate the employment of any person at any time; or

                  (iv) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

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         13.      Regulations and Other Approvals; Governing Law.

                  13.1. Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York without giving effect to conflicts of law principles thereof.

                  13.2. The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

                  13.3. The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

                  13.4. Each Option is subject to the requirement that, if at any time the Board determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Board.

                  13.5. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and Rule 144 or other regulations thereunder. The Board may require any individual receiving Shares pursuant to an Option granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.
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         14.      Miscellaneous.

                  14.1 Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at some other time. The Board may also grant more than one Option to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Eligible Individual.

                  14.2 Withholding of Taxes. At such times as an Optionee recognizes taxable income in connection with the receipt of Shares hereunder (a "Taxable Event"), the Optionee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance of such Shares. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Board, to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes.

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                                   SCHEDULE A


Optionee                                                Number of Shares
Alan G. Symons
Douglas G. Symons




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